EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Second Quarter Results

FITZGERALD, Ga., July 24, 2009 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN) today reported a net loss available to shareholders of $6,747,000, or $(0.94) per diluted share for the second quarter of 2009, down from second quarter 2008 net income available to shareholders of $292,000 or $0.04 per diluted share, while the net loss available to shareholders for six months ended June 30, 2009 was $5,984,000, or $(0.83) per diluted share compared to net income available to shareholders for the comparable period in 2008 of $2,505,000, or $0.35 per share. The decrease in net income for both periods is attributable to increased loan loss provisions, credit related charges and an increase in FDIC insurance assessments. "Challenges in the housing and real estate market, particularly further deterioration in property valuations of non-performing assets, continued to have a significant impact on our loan portfolio and earnings in the second quarter. Credit quality issues and a slowing economy have created an unprecedented operating environment for the banking industry. While we remain committed to aggressively working through this down economic cycle in a timely and prudent manner, our efforts have been hampered by this difficult environment," said Al D. Ross, President and Chief Executive Officer.

The Company continues to closely monitor our real estate dependent loans and focus on asset quality. Non-performing assets decreased to $46.3 million, or 4.74 percent of total loans and other real estate owned as of June 30, 2009. This compares to $53.1 million, or 5.45 percent as of March 31, 2009 and $21.2 million, or 2.21 percent as of June 30, 2008. The level of non-performing assets ties directly to the elevated risk in our residential and land development loan portfolio and has resulted in increased loan loss provisions in 2009 compared to 2008, thus a significant negative impact on our 2009 net income. The second quarter 2009 provision for loan losses was $13.36 million compared to $4.07 million for the same 2008 period, while the provision for loan losses was $17.58 million for first half 2009 compared to $5.14 million for the same 2008 period. Unusually high levels of loan loss provision have been required as company management addresses asset quality deterioration associated with the continued housing and real estate downturn. "Though our efforts resulted in a reduction in non-performing assets from the prior quarter-end, we continued to identify new problem loans during second quarter 2009, though at a slower pace than in previous quarters," said Ross. "The increase in loan loss provisions during second quarter 2009 was primarily driven by decreased property valuations of non-performing assets in coastal Georgia and Gulf coast properties. Until we see stabilization in the economy and the housing and real estate market, we expect problem assets and charge-offs to be elevated above historical levels as we work through our problem assets, but our strong capital position enables us to absorb losses without impairing the company's financial soundness."

In the second quarter of 2009 net charge-offs were $13,976,000, or 1.45 percent of average loans as compared to net charge-offs of $1,825,000, or 0.19 percent of average loans in second quarter 2008, while net charge-offs for first half 2009 were $16,221,000, or 1.69 percent of average loans as compared to $3,189,000, or 0.34 percent of average loans for first half 2008. The loan loss reserve was $18.38 million on June 30, 2009, or 1.91 percent of total loans compared to $17.47 million or 1.83 percent on June 30, 2008. Management believes that recent contributions to Allowance for Loan Losses adequately address the level of non-performing assets and the related level of classified assets.

Other significant factors negatively impacting earnings in first half 2009 were the increase in FDIC insurance assessments and credit related expenses. While the banking industry has sustained significant bank failures during the past several quarters, the FDIC insurance fund has fallen to levels requiring increased insurance assessments in order to maintain an adequate FDIC insurance reserve level. As a result, rates utilized for quarterly insurance assessments have increased and a special "one-time" assessment was imposed during second quarter 2009. First half 2009 FDIC insurance assessments totaled $1,722,000 compared to $263,000 for the same 2008 period. Also, the increased activity in non-performing assets resulted in foreclosure and repossession expense increasing to $451,000 for first half 2009 compared to $110,000 for the same 2008 period.

On a positive note, net interest income increased to $9,939,000 in second quarter 2009 compared to $9,060,000 last quarter and to $9,043,000 for second quarter 2008. Net interest margin increased to 3.28 percent in second quarter 2009 compared to 3.06 percent in first quarter 2009. The Company has worked diligently to improve pricing both on deposits and loans. The Company continues loan pricing efforts by establishing floors on variable rate loans to minimize the impact of sharp declines in indexes on which the Company normally sets loan pricing and by establishing guidelines for setting rates on fixed rate products to align with the current interest rate environment. We expect margin improvement to continue the balance of 2009 as we re-price our liabilities in response to the current interest rate environment.

During 2008, the Company merged all of its operations into one sole operating subsidiary which allowed the Company to implement operational enhancements. First half 2009 noninterest expense was $15,664,000, or an increase of 1.25 percent from first half 2008 noninterest expense of $15,471,000. This slight increase was accomplished while at the same time Colony experienced the significant increase in FDIC insurance assessments and repossession/foreclosure expenses.

The Company had total assets of $1,294,575,000, gross loans of $963,829,000, total deposits of $1,016,539,000 and total equity of $103,694,000 at June 30, 2009. Total equity to total assets was 8.01 percent at June 30, 2009 compared to 6.92 percent at June 30, 2008.

Colony continues to maintain a strong capital position, which was strengthened by the completion of the sale on January 9, 2009 of $28 million in preferred stock and warrants to the U. S. Treasury through its Capital Purchase Program. At June 30, 2009, the company's capital ratios were as follows: Tier 1 Risk-Based Capital of 12.82 percent, Leverage ratio of 9.74 percent and Total Risk-Based Capital of 14.07 percent. To be categorized as "well-capitalized," the minimum Tier 1 Risk-Based Capital requirement is six (6) percent and the minimum Total Risk-Based Capital requirement is ten (10) percent. Utilization of these funds during second quarter 2009 were new and renewed loan originations totaling $185 million, of which $68 million represented new loan extensions either funded or committed. Also, new mortgage-backed securities purchased during second quarter 2009 resulted in a net increase of mortgage-backed security holdings of approximately $6 million.

During the quarter, the board of directors declared a quarterly cash dividend of $0.04875 per share compared to $0.0975 declared in first quarter 2009. Though the capital position of the Company remains strong, the board deemed prudent to reduce the level of dividend payout while working through the current level of non-performing assets and disappointing earnings.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through thirty offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN."

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

                        COLONY BANKCORP, INC.
                   FINANCIAL HIGHLIGHTS (UNAUDITED)
              DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                              QUARTER ENDED          YEAR-TO-DATE
    EARNINGS SUMMARY      06/30/09    06/30/08   06/30/09    06/30/08
                         ----------  ---------- ----------  ----------
 Net Interest Income     $    9,939  $    9,043 $   18,999  $   18,648
 Provision for Loan
  Losses                     13,355       4,071     17,580       5,142
 Non-interest Income          2,004       3,034      5,966       5,405
 Non-interest Expense         8,303       7,714     15,664      15,471
 Income Taxes                (3,318)         --     (2,960)        935
 Net Income                  (6,397)        292     (5,319)      2,505
 Preferred Stock Dividend       350          --        665          --
 Net Income Available to
  Common Shareholders        (6,747)        292     (5,984)      2,505

   PER COMMON SHARE          QUARTER ENDED           YEAR-TO-DATE
    SUMMARY               06/30/09    06/30/08   06/30/09    06/30/08
                         ----------  ---------- ----------  ----------
 Common Shares
  Outstanding             7,229,163   7,215,463  7,229,163   7,215,463
 Weighted Average Basic
  Shares                  7,209,865   7,197,607  7,206,275   7,194,734
 Weighted Average Diluted
  Shares                  7,209,865   7,197,607  7,206,275   7,194,734
 Earnings Per Basic
  Share(b)               $    (0.94) $     0.04 $    (0.83) $     0.35
 Earnings Per Diluted
  Share(b)               $    (0.94) $     0.04 $    (0.83) $     0.35
 Dividends Declared Per
  Share                  $   0.0488  $   0.0975 $   0.1463  $   0.1950
 Common Book Value Per
  Share                  $    10.57  $    11.62 $    10.57  $    11.62
 Tangible Common Book
  Value Per Share        $    10.19  $    11.23 $    10.19  $    11.23

                             QUARTER ENDED           YEAR-TO-DATE
   OPERATING RATIOS(1)    06/30/09    06/30/08   06/30/09    06/30/08
                         ----------  ---------- ----------  ----------
 Net Interest Margin(a)        3.28%       3.24%      3.17%       3.34%
 Return on Average
  Assets(b)                   (2.10)%      0.10%     (0.94)%      0.42%
 Return on Average Common
  Equity(b)                  (32.81)%      1.36%    (14.45)%      5.86%
 Efficiency(c)                70.43%      66.85%     69.39%      67.15%

 (1) Annualized
 (a) Computed using fully taxable-equivalent net income
 (b) Computed using net income available to shareholders
 (c) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding any security gains/losses.

                               QUARTER ENDED
     ENDING BALANCES        06/30/09   06/30/08
                           ---------- ----------
 Total Assets              $1,294,575 $1,211,212
 Loans, Net of Reserves       945,309    936,608
 Allowance for Loan
  Losses                       18,375     17,466
 Goodwill                       2,412      2,412
 Intangible Assets                349        384
 Deposits                   1,016,539    976,322
 Common Shareholders'
  Equity                       76,409     83,823
 Common Equity to Total
  Assets                         5.90%      6.92%
 Total Equity                 103,694     83,823
 Total Equity to Total
  Assets                         8.01%      6.92%

                               QUARTER ENDED         YEAR-TO-DATE
     AVERAGE BALANCES       06/30/09   06/30/08   06/30/09   06/30/08
                           ---------- ---------- ---------- ----------
 Total Assets              $1,282,493 $1,185,944 $1,275,552 $1,188,001
 Loans, Net of Reserves       948,172    937,686    943,749    932,589
 Deposits                   1,008,265    978,477  1,003,719    989,790
 Common Shareholders'
  Equity                       82,260     85,659     82,839     85,483
 Total Equity                 109,686     85,659    109,002     85,483

                               QUARTER ENDED         YEAR-TO-DATE
     ASSET QUALITY          06/30/09   06/30/08   06/30/09   06/30/08
                           ---------- ---------- ---------- ----------
 Nonperforming Loans       $   33,224 $   17,953 $   33,224 $   17,953
 Nonperforming Assets          46,264     21,151     46,264     21,151
 Net Loan Chg-offs
  (Recoveries)                 13,976      1,825     16,221      3,189
 Reserve for Loan Loss
  to Gross Loans                 1.91%      1.83%      1.91%      1.83%
 Reserve for Loan Loss to
  Non-performing Loans          55.31%     97.29%     55.31%     97.29%
 Reserve for Loan Loss to
  Non-performing Assets         39.72%     82.58%     39.72%     82.58%
 Net Loan Chg-offs
  (Recoveries) to Avg
  Gross Loans                    1.45%      0.19%      1.69%      0.34%
 Nonperforming Loans to
  Gross Loans                    3.45%      1.88%      3.45%      1.88%
 Nonperforming Assets to
  Total Assets                   3.57%      1.75%      3.57%      1.75%
 Nonperforming Assets to
  Total Loans And Other
  Real Estate                    4.74%      2.21%      4.74%      2.21%

 Quarterly Comparative Data (in thousands, except per share data)

                 2Q2009     1Q2009     4Q2008     3Q2008     2Q2008

 Assets        $1,294,575 $1,283,005 $1,252,782 $1,215,330 $1,211,212
 Loans            945,309    943,674    943,841    952,504    936,608
 Deposits       1,016,539  1,011,695  1,006,992    977,752    976,322
 Common
  Shareholders'
  Equity           76,409     82,277     83,215     82,806     83,823
 Total Equity     103,694    109,527     83,215     82,806     83,823
 Net Income        (6,397)     1,078       (670)       194        292
 Net Income
  Available to
  Common
  Shareholders     (6,747)       763       (670)       194        292
 Net Income
  Per Share         (0.94)      0.11      (0.09)      0.03       0.04
 Dividends
  Declared
  Per Share        0.0488     0.0975     0.0975     0.0975     0.0975

 Key Performance
  Ratios           2Q2009     1Q2009     4Q2008     3Q2008     2Q2008

 Return on
  Assets(1)         (2.10)%     0.24%     (0.22)%     0.06%      0.10%
 Return on
  Equity(1)        (32.81)%     3.63%     (3.25)%     0.93%      1.36%
 Common Equity
  to Total
  Assets             5.90%      6.41%      6.64%      6.81%      6.92%
 Total Equity
  to Total
  Assets             8.01%      8.54%      6.64%      6.81%      6.92%
 Net Interest
  Margin             3.28%      3.06%      3.18%      3.34%      3.24%

   (1) Computed using net income available to shareholders

 Consolidated Balance Sheets Colony Bankcorp, Inc.
 (in thousands)
                                               June 30,     June 30,
                                                2009          2008
                                              ----------   ----------
                                             (unaudited)    (audited)
 ASSETS
 Cash and Cash Equivalents
  Cash and Due from Banks                     $   23,441   $   27,478
  Federal Funds Sold                                  --        5,579
                                              ----------   ----------
                                                  23,341       33,057
                                              ----------   ----------
 Interest-Bearing Deposits                           229        1,783
                                              ----------   ----------
 Investment Securities
  Available for Sale, at Fair Value              249,849      177,054
  Held for Maturity, at Cost (Fair Value of
   $62 and $65 as of June 30, 2009 and June
   30, 2008, Respectively)                            59           63
                                              ----------   ----------
                                                 249,908      177,117
                                              ----------   ----------
 Federal Home Loan Bank Stock, at Cost             6,345        6,092
                                              ----------   ----------
 Loans                                           963,829      954,287
  Allowance for Loan Losses                      (18,375)     (17,466)
  Unearned Interest and Fees                        (145)        (213)
                                              ----------   ----------
                                                 945,309      936,608
                                              ----------   ----------
 Premises and Equipment                           29,369       28,606
                                              ----------   ----------
 Other Real Estate                                13,040        3,198
                                              ----------   ----------
 Goodwill                                          2,412        2,412
                                              ----------   ----------
 Other Intangible Assets                             349          384
                                              ----------   ----------
 Other Assets                                     24,173       21,955
                                              ----------   ----------
 Total Assets                                 $1,294,575   $1,211,212
                                              ==========   ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Deposits
  Noninterest-Bearing                         $   71,370   $   75,946
  Interest-Bearing                               945,169      900,376
                                              ----------   ----------
                                               1,016,539      976,322
                                              ----------   ----------

 Borrowed Money
  Federal Funds Purchased                         12,697       16,465
  Securities Sold Under Agreements to
   Repurchase                                     40,000       20,000
  Subordinated Debentures                         24,229       24,229
  Other Borrowed Money                            91,000       84,600
                                              ----------   ----------
                                                 167,926      145,294
                                              ----------   ----------

 Other Liabilities                                 6,416        5,773
                                              ----------   ----------

 Stockholders' Equity
  Preferred Stock, Par Value $1,000;
   Authorized 10,000,000 Shares,
   Issued 28,000 Shares                           27,285           --
  Common Stock, Par Value $1; Authorized
   20,000,000 Shares, Issued 7,229,163 and
   7,215,463 Shares                                7,229        7,215
  Paid in Capital                                 25,393       24,589
  Retained Earnings                               44,190       53,185
  Restricted Stock- Unearned Compensation           (252)        (346)
  Accumulated Other Comprehensive Loss,
   Net of Tax                                       (151)        (820)
                                              ----------   ----------
                                                 103,694       83,823
                                              ----------   ----------
 Total Liabilities and Stockholders' Equity   $1,294,575   $1,211,212
                                              ==========   ==========

 Consolidated Statements of Income Colony Bankcorp, Inc.
 (in thousands except per share data)

                                 Quarter             Year-to-Date
                            Three Months Ended     Six Months Ended
                           06/30/09    06/30/08   06/30/09   06/30/08
                           ---------- ---------- ---------- ----------
                          (unaudited)(unaudited) (unaudited)(unaudited)
 Interest Income
  Loans, Including Fees    $   14,576 $   16,742 $   28,773 $   35,091
  Federal Funds Sold                6         84         11        239
  Deposits with Other Banks        --          9         --         20
  Investment Securities
   U. S. Government
    Agencies                    1,907      1,586      3,954      3,267
   State, County and
    Municipal                      60         92        148        230
   Corporate Obligations/
    Asset-Backed Sec               90         85        213        179
 Dividends on Other
  Investments                      --         82         --        166
                           ---------- ---------- ---------- ----------
                               16,639     18,680     33,099     39,192
                           ---------- ---------- ---------- ----------
 Interest Expense
  Deposits                      5,553      8,475     11,726     18,147
  Federal Funds Purchased
   and Repurchase
   Agreements                     204         24        436         52
  Borrowed Money                  943      1,138      1,938      2,345
                           ---------- ---------- ---------- ----------
                                6,700      9,637     14,100     20,544
                           ---------- ---------- ---------- ----------
 Net Interest Income            9,939      9,043     18,999     18,648
   Provision for Loan
    Losses                     13,355      4,071     17,580      5,142
                           ---------- ---------- ---------- ----------
 Net Interest Income After
  Provision for Loan Losses    (3,416)     4,972      1,419     13,506
                           ---------- ---------- ---------- ----------

 Noninterest Income
  Service Charges on
   Deposits                     1,042      1,173      2,030      2,338
  Other Service Charges,
   Commissions and Fees           252        241        488        495
  Mortgage Fee Income             129        174        231        343
  Securities Gains                221        614      2,538      1,184
  Other                           360        832        679      1,045
                           ---------- ---------- ---------- ----------
                                2,004      3,034      5,966      5,405
                           ---------- ---------- ---------- ----------
 Noninterest Expense
  Salaries and Employee
   Benefits                     3,583      4,029      7,390      8,432
  Occupancy and Equipment       1,041      1,061      2,050      2,068
  Other                         3,679      2,624      6,224      4,971
                           ---------- ---------- ---------- ----------
                                8,303      7,714     15,664     15,471
                           ---------- ---------- ---------- ----------

 Income Before Income Taxes    (9,715)       292     (8,279)     3,440
 Income Taxes                  (3,318)        --     (2,960)       935
                           ---------- ---------- ---------- ----------
 Net Income                    (6,397)       292     (5,319)     2,505
                           ---------- ---------- ---------- ----------

 Preferred Stock Dividends        350         --        665         --

 Net Income Available to
  Common Shareholders      $   (6,747)$      292 $   (5,984)$    2,505
                           ========== ========== ========== ==========

 Net Income Per Share of
  Common Stock
   Basic                   $    (0.94)$     0.04 $    (0.83)$     0.35
                           ========== ========== ========== ==========
   Diluted                 $    (0.94)$     0.04 $    (0.83)$     0.35
                           ========== ========== ========== ==========
 Weighted Average Basic
  Shares Outstanding        7,209,865  7,197,607  7,206,275  7,194,734
                           ========== ========== ========== ==========
 Weighted Average Diluted
  Shares Outstanding        7,209,865  7,197,607  7,206,275  7,194,734
                           ========== ========== ========== ==========

CONTACT:  Colony Bankcorp, Inc.
          Terry L. Hester, Chief Financial Officer
          (229) 426-6002